Exhibit 10.1

EXECUTION COPY

WATERS CORPORATION

$100,000,000 1.68% SENIOR GUARANTEED NOTES, SERIES N, DUE MARCH 2, 2026

$400,000,000 2.25% SENIOR GUARANTEED NOTES, SERIES O, DUE MARCH 3, 2031

NOTE PURCHASE AGREEMENT

MARCH 2, 2021

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Section 22.4.	Severability	38
Section 22.5.	Construction, Etc	38
Section 22.6.	Counterparts	38
Section 22.7.	Governing Law	38
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	39
Section 22.9.	Release of Guarantors	39

Signature		1

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE C	—	LIST OF GUARANTORS AS OF DATE OF CLOSING

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.15	—	Existing Debt

EXHIBIT 1-A	—	Form of 1.68% Senior Guaranteed Note, Series N, due March 2, 2026

EXHIBIT 1-B	—	Form of 2.25% Senior Guaranteed Note, Series O, due March 3, 2031

EXHIBIT B	—	Form of Guarantee Agreement

EXHIBIT 4.4(a)(1)	—	Form of Opinion of Counsel for the Obligors

EXHIBIT 4.4(a)(2)	—	Form of Opinion of Counsel for the Obligors

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

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WATERS CORPORATION

34 MAPLE STREET

MILFORD, MA 01757

$100,000,000 1.68% SENIOR GUARANTEED NOTES, SERIES N, DUE MARCH 2, 2026

$400,000,000 2.25% SENIOR GUARANTEED NOTES, SERIES O, DUE MARCH 3, 2031

March 2, 2021

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

Waters Corporation, a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of: (i) $100,000,000 aggregate principal amount of its 1.68% Senior Guaranteed Notes, Series N, due March 2, 2026 (the “Series N Notes”) and (ii) $400,000,000 aggregate principal amount of its 2.25% Senior Guaranteed Notes, Series O, due March 3, 2031 (the “Series O Notes” and, together with the Series N Notes are collectively the “Notes”, such term to include any such notes of any series issued in substitution therefor pursuant to Section 13). Each series of Notes issued hereunder is sometimes referred to as a “series” of Notes. The Series N Notes and the Series O Notes shall be substantially in the forms set out in Exhibit 1-A and 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

The performance and payment of all obligations of the Company hereunder and under the Notes shall be guaranteed by the Guarantors pursuant to the Guarantee Agreement.

Waters Corporation	Note Purchase Agreement

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, at 10:00 a.m., Chicago time, at a closing on March 2, 2021 or on such other Business Day thereafter on or prior to March 3, 2021 as may be agreed upon by the Company and the Purchasers (the “Closing”). At the Closing the Company will deliver to each Purchaser the Notes of the respective series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) for each series dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [                ] at [                ], SWIFT [                ], ABA [                ], Account Name: [                ]. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and of the Guarantors in the Guarantee Agreement shall be correct in all material respects when made and at the time of the Closing.

Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement or the Guarantee Agreement, as the case may be, required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Section 10.1, 10.5, 10.6 or 10.7 had such Sections applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

Waters Corporation	Note Purchase Agreement

(b) Secretary’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Guarantee Agreement, as the case may be and (ii) such Obligor’s organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Morgan, Lewis & Bockius LLP and Ropes & Gray LLP, respective counsel for the Obligors, covering the matters set forth in Exhibits 4.4(a)(1) and 4.4(a)(2), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.

Waters Corporation	Note Purchase Agreement

Section 4.9. Changes in Corporate Structure. No Obligor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5 except in a transaction wherein, the resulting entities shall be organized under the laws of the United States or any state thereof and such transaction would have been permitted under Section 10.2.

Section 4.10. Funding Instructions. At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

Section 4.11. Guarantee Agreement. The Guarantee Agreement shall have been executed and delivered by each Guarantor as of the date of the Closing and such Guarantee Agreement shall be in full force and effect on the date of the Closing.

Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.,

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, except where the failure to have such corporate power or authority could not reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Waters Corporation	Note Purchase Agreement

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agents, MUFG Securities Americas Inc. and U.S. Bancorp Investments, Inc., has delivered to each Purchaser a copy of a Private Placement Investor Presentation dated November 5, 2020 (the “Presentation”), relating to the transactions contemplated hereby. The Presentation provides an overview of recent corporate events and other selected Company information. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 and the financial statements described in Section 5.5 (this Agreement, the Presentation and such documents, certificates or other writings, and such financial statements delivered to each Purchaser prior to November 19, 2020 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made provided, that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2019, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not, been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Guarantor, (ii) to the knowledge of the Company, of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are, in the case of Domestic Subsidiaries, fully paid and nonassessable and, in all cases, are owned by the Company or another Subsidiary free and clear of any Lien other than a Lien which would not be prohibited by Section 10.5.

Waters Corporation	Note Purchase Agreement

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact except where the failure to have such corporate or other power and authority could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is a party to, or otherwise subject to any Material legal, Material regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary except for restrictions contained in agreements or contracts which would be permitted by the provisions of Section 10.8.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2019. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities (relating to joint ventures, special purpose vehicles or other off-balance sheet liabilities which relate to the incurrence or guarantee, directly or indirectly, by the Company or any Subsidiary of any Debt) that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except in the case of any such event relating to any Subsidiary which is not an Obligor described in any of clause (i), (ii) or (iii) above, so long as any such event could not individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Waters Corporation	Note Purchase Agreement

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes other than filings that the Company may be required to make pursuant to the disclosure requirements of the Securities Act, which filings, if any, shall be made on a timely basis by the Company.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including without limitation Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed by the Company and each Subsidiary as the case may be and the Company and each Subsidiary have paid or caused to be paid all taxes required to be paid by such Person except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to make any such filing or payment could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, State or other taxes for all fiscal periods are adequate in all material respects. The U.S. Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by Section 10.5 of this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects except where the failure to be so valid and subsisting and in full force and effect could not reasonable be expected, individually or in the aggregate, to have a Material Adverse Effect.

Waters Corporation	Note Purchase Agreement

Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except where the failure to own or possess any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) To the knowledge of the Company, no product of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person except any such infringement which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries except any such violation which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(c) The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor standard) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

(d) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Waters Corporation	Note Purchase Agreement

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes for general corporate purposes of the Company and its Subsidiaries, including repayment of Debt, refinancing of Debt, the repurchase of Company shares of stock, capital expenditures and acquisitions. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.00% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.00% of the value of such assets. For the purposes of making the calculation pursuant to the preceding sentence, to the extent consistent with Regulation U, Treasury Stock shall be deemed not to be an asset of the Company and its Subsidiaries. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 2020 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any and the aggregate committed amount of any facility) which, individually, relates to a committed or outstanding principal amount of not less than $30,000,000, since which date there has been no Material change in the amounts (except for changes in outstanding amounts under revolving credit facilities which do not exceed the aggregate committed amount thereunder), interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary which, individually, relates to a committed or outstanding principal amount of not less than $30,000,000 and no event or condition exists with respect to any such Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Waters Corporation	Note Purchase Agreement

(b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

(c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, the Notes or any Debt of the Company which, individually, relates to an aggregate committed or outstanding principal amount of not less than $30,000,000, except as specifically indicated in Schedule 5.15.

Section 5.16. Anti-Corruption Laws and Sanctions. (a) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and, to the knowledge of the Company, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or to the knowledge of the Company, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(b) No part of the proceeds from the sale of the Notes hereunder has been used or shall be used by the Company or any Subsidiary (A) for the purpose of furthering an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, businesses or transactions of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

Waters Corporation	Note Purchase Agreement

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Guarantors. The Guarantors include each Subsidiary of the Company other than Excluded Subsidiaries and newly-acquired or created Domestic Subsidiaries that are not yet required to become Guarantors under the definition of “Guarantee Requirement.” Each Subsidiary which is a guarantor or borrower under the Primary Credit Agreement and is a Domestic Subsidiary is a Guarantor hereunder.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that (i) it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (ii) its financial condition is such that it is able to bear all economic risk of investment in the Notes, including, a complete loss of its investment therein, (iii) to its knowledge, the Company has provided it with adequate access to financial and other information concerning the Company as it has requested and it has had the opportunity to ask questions of and receive answers from the Company concerning the transactions contemplated hereby and (iv) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to any distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account

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contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of

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“control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Primary Credit Agreement or the date on which such corresponding financial statements are delivered under any Primary Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income and changes in financial position (or consolidated statements of cash flow, as the case may be) of the Company and its consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

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(b) Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Primary Credit Agreement or the date on which such corresponding financial statements are delivered under any Primary Credit Agreement if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year, and

(ii) consolidated statements of income and shareholders’ equity and changes in financial position of the Company and its consolidated Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by a report thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and changes in financial position and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) SEC and Other Reports — promptly upon their becoming available, copies of all reports on Form 10-K and Form 10-Q, and proxy materials the Company files with the SEC under the Securities Exchange Act of 1934, as amended;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

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(e) ERISA Matters. (i) With respect to each fiscal year for which the Company or any ERISA Affiliate shall have an aggregate Unfunded Liability of $30,000,000 or more for all of its Plans and all Multiemployer Plans, as soon as available, and in any event within ten months after the end of such fiscal year, a statement of Unfunded Liabilities of each such Plan or Multiemployer Plan, certified as correct by an actuary enrolled in accordance with regulations under ERISA and a statement of estimated Withdrawal Liability as of the most recent plan year end as customarily prepared by the trustees under the Multiemployer Plans to which the Company or any ERISA Affiliate has an obligation to contribute; and

(ii) as soon as possible, and in any event within 30 days after the occurrence of each event the Company knows is or may be a reportable event (as defined in Section 4043 of ERISA, but excluding any reportable event with respect to which the 30-day reporting requirement has been waived) with respect to any Plan or Multiemployer Plan with an Unfunded Liability in excess of $30,000,000, a statement signed by the Senior Financial Officer of the Company describing such reportable event and the action which the Company proposes to take with respect thereto;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.5 through 10.7 and Sections 10.9 and 10.10, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence). In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 9.4(b) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election); and

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(b) Event of Default — (i) a statement that such Senior Financial Officer has reviewed the relevant terms hereof, (ii) a statement that no Default or Event of Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company has taken or proposes to take with respect thereto, and (iii) identifying the Subsidiaries, if any, that are “Excluded Subsidiaries” under clauses (c) and (i) of the definition of such term.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists during normal business hours, at the expense of such holder and upon reasonable prior notice to the Company, to visit during normal business hours the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company) its independent public accountants, and (with the consent of the Company) to visit during normal business hours the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit during normal business hours and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail at the email address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company ;

(ii) the Company shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://waters.com as of the date of this Agreement;

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(iii) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access; or

(iv) the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access;

provided however that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each Purchaser or holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any each Purchaser or holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each series of Notes shall be due and payable on the stated maturity date of such series.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount with respect to the Notes. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 20 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

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Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Controlled Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or a Controlled Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 25% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask-Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask-Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on

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which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change in Control.

(a) Notice of Change in Control. The Company will, within five (5) Business Days after the occurrence of any Change in Control, give written notice (the “Change of Control Notice”) of such Change in Control to each holder of Notes. Such Change of Control Notice shall contain and constitute an offer to prepay the Notes as described in Section 8.7(c) hereof and shall be accompanied by the certificate described in Section 8.7(e).

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such Change of Control Notice (the “Proposed Prepayment Date”). Such date shall be not less than 30 days and not more than 90 days after the date of such offer.

(c) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company not later than 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon but without any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by the Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of each such Note); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

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(f) Certain Definitions. “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof, (ii) nominated by the board of directors of the Company or (iii) appointed by directors so nominated.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws the USA Patriot Act and the other laws and regulations that are referred to in Section 5.16), noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

Section 9.2. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all material lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.

Section 9.3. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and maintain, and cause each Subsidiary to preserve and maintain, its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges, franchises and, in the case of Subsidiaries only, legal existence could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited under Section 10.2.

Section 9.4. Books and Records; Compliance. (a) The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in all material respects, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary in accordance with GAAP consistently applied.

(b) For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Debt using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification No. 825 (Financial Instruments) or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

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Section 9.5. Guarantee Requirement. The Company will cause the Guarantee Requirement to be satisfied at all times.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon such terms as are determined in good faith by the Company to be reasonable.

Section 10.2. Merger, Consolidation, Etc. (a) The Company will not merge or consolidate with or into, or transfer or permit the transfer of all or substantially all its consolidated assets to, any Person (including by means of one or more mergers or consolidations of or transfers of assets by Subsidiaries), except that the Company may merge or consolidate with any US Corporation if (i) the Company shall be the surviving corporation in such merger or consolidation, (ii) immediately after giving effect thereto no Default shall have occurred and be continuing and (iii) the Company shall be in compliance with the covenants set forth in Sections 10.9 and 10.10 as of and for the most recently ended period of four fiscal quarters for which financial statements shall have been delivered pursuant to Section 7.01, giving pro forma effect to such merger or consolidation and any related incurrence of Debt as if they had occurred at the beginning of such period, and the holders of the Notes shall have received a certificate of the chief financial officer of the Company setting forth computations demonstrating such compliance.

(b) The Company will not permit any Material Subsidiary to merge or consolidate with or into, or transfer all or substantially all its assets to, any Person, except that (i) any Material Subsidiary may merge into or transfer all or substantially all its assets to the Company, (ii) any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Subsidiary; provided that if either constituent corporation in such merger or consolidation, or the transferor of such assets, shall be a Guarantor, then the surviving or resulting corporation or the transferee of such assets, as the case may be, must be or at the time of such transaction become a Guarantor and (iii) so long as, at the time of and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, any Material Subsidiary may merge or consolidate with or transfer all or substantially all its assets to any Person other than the Company or a Subsidiary so long as such transaction would not be prohibited by Section 10.2(a)(iii) above. Notwithstanding the foregoing, nothing in this Section 10.2(b) shall (a) so long as, at the time of and immediately after giving effect to such transaction, no Event of

Waters Corporation	Note Purchase Agreement

Default shall have occurred and be continuing, prohibit the Company or any Subsidiary from (i) transferring any assets of such Person to acquire Foreign Subsidiaries, (ii) making capital or working capital contributions to Foreign Subsidiaries in the ordinary course of business, or (iii) selling or otherwise disposing of assets to a Foreign Subsidiary on arm’s-length terms (as determined in good faith by the Company or the applicable Subsidiary) or (b) require any Foreign Subsidiary to become a Guarantor hereunder.

(c) The Company will not permit any Domestic Subsidiary other than Excluded Subsidiaries which are described in clauses (c) and (i) of the definition of “Excluded Subsidiaries”) to become a subsidiary of a Foreign Subsidiary; provided that nothing in this Section 10.2(c) shall prevent the Company from acquiring, directly or indirectly, any Person that at the time of and immediately after giving effect to such acquisition would constitute a Foreign Subsidiary and would own any Domestic Subsidiary not acquired by it in contemplation of such acquisition.

For purposes of this Section 10.2, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company.

Section 10.3. Line of Business. The Company will not fail to be engaged in the business conducted by the Company and the Subsidiaries on the date hereof to an extent such that the character of the business conducted by the Company and the Subsidiaries on the date hereof, taken as a whole, shall be materially changed.

Section 10.4. Terrorism Sanctions Regulations.

(a) The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or to affect in any materially adverse manner any holder of Notes.

(b) The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 10.5. Liens. (a) The Company will not create, incur, assume or permit to exist, or permit any Subsidiary to create, incur, assume or permit to exist, any Lien on any property or asset now owned or hereafter acquired by it securing Debt unless, after giving effect thereto, the sum of (without duplication) (i) all Debt secured by all such Liens, (ii) the principal amount of all Debt of Subsidiaries that are not Guarantors permitted by Section 10.6(b) and (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 10.7, does not at any time exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets. For the purpose of this Section 10.5, Treasury Stock to the extent constituting Margin Stock shall be deemed not to be an asset of the Company and its Subsidiaries.

Waters Corporation	Note Purchase Agreement

(b) The Company agrees that neither it nor any of its Subsidiaries shall use any capacity under Section 10.5(a) above to secure any amounts owed or outstanding under any Primary Credit Agreement unless the obligations of the Company under the Notes and this Agreement and the obligations of the Guarantors under the Guarantee Agreements are also concurrently equally and ratably secured pursuant to documentation in form and substance reasonably satisfactory to the Required Holders (including, but not limited to, documentation such as security agreements and other necessary or desirable collateral agreements, an intercreditor agreement and an opinion of independent legal counsel).

Section 10.6. Subsidiary Debt. The Company will not permit any Subsidiary that is not a Guarantor to create, incur, assume or permit to exist any Debt, except:

(a) Debt to the Company or any other Subsidiary; and

(b) other Debt; provided that the sum of (without duplication) (i) the principal amount of all Debt permitted by this clause (b), (ii) the principal amount of all Debt secured by Liens permitted by Section 10.5(a) and (iii) all Attributable Debt in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions entered into at the time the property subject thereto is acquired or within 90 days thereafter) permitted by Section 10.7 does not at any time exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets.

Section 10.7. Sale and Leaseback Transactions. The Company will not enter into or be party to, or permit any Subsidiary to enter into or be party to, any Sale and Leaseback Transaction (other than any Sale and Leaseback Transaction entered into at the time the property subject thereto is acquired or within 90 days thereafter) unless after giving effect thereto the sum of (without duplication) (i) all Attributable Debt permitted by this Section 10.7, (ii) the principal amount of all Debt of Subsidiaries that are not Guarantors permitted by Section 10.6(b) and (iii) the principal amount of all Debt secured by Liens permitted by Section 10.5(a) does not exceed the greater of $180,000,000 or 15% of Consolidated Net Tangible Assets.

Section 10.8. Certain Restrictive Agreements. The Company will not enter into, or permit any Subsidiary to enter into, any contract or other agreement that would limit the ability of any Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary, other than (i) customary non-assignment provisions in any lease or sale agreement relating to the assets that are the subject of such lease or sale agreement, (ii) any restrictions binding on a Person acquired by the Company at the time of such acquisition, which restriction is applicable solely to the Person so acquired and its subsidiaries and was not entered into in contemplating of such acquisition, (iii) in connection with any secured Debt permitted under Section 10.5, customary restrictions on the transfer of the collateral securing such Debt and (iv) in connection with any other Debt permitted under Section 10.5 or 10.6 if and so long as the exception described in this clause (iv) is permitted pursuant to the Primary Credit Agreement.

Waters Corporation	Note Purchase Agreement

Section 10.9. Leverage Ratio.

(a) The Company will not permit the Leverage Ratio as of the end of any fiscal quarter to exceed 3.50:1.00; provided that, following the completion of a Material Acquisition that, on a pro forma basis, giving effect to any related incurrence or repayment of Debt, would result in an increase in the Company’s Leverage Ratio, if the Company shall so elect by a notice delivered to the holders of Notes as of the last day of the fiscal quarter the Material Acquisition was consummated (a “Leverage Ratio Increase Election”), such maximum Leverage Ratio shall be increased to 4.00:1.00 at the end of and for the fiscal quarter during which such Material Acquisition shall have been consummated and at the end of and for each of the following three consecutive fiscal quarters (the period during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Ratio Increase Period”), and in which event, the Company shall be obligated to pay the Incremental Interest Payment provided for in Section 10.9(c). The Company may terminate any Leverage Ratio Increase Period by a notice delivered to the holders of Notes, whereupon, on the last day of the fiscal quarter during which such notice is given and on the last day of each fiscal quarter thereafter until another Leverage Ratio Increase Period has commenced as provided in this Section, the maximum Leverage Ratio shall be 3.50:1.00. If a Leverage Ratio Increase Election shall have been made under this Section, the Company may not make another Leverage Ratio Increase Election unless, following the termination or expiration of the most recent prior Leverage Ratio Increase Period, the Leverage Ratio as of the last day of at least two consecutive full fiscal quarters of the Company shall not have exceeded 3.50:1.00. Notwithstanding the foregoing, the Company shall not be permitted to make more than two Leverage Ratio Increase Elections during the term of this Agreement.

(b) If the Leverage Ratio exceeds 3.50 to 1.00 as permitted by Section 10.9(a), as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by 0.50% (the “Incremental Interest”). Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Leverage Ratio is not more than 3.50 to 1.00. In the event such Officer’s Certificate evidencing that the Leverage Ratio is not more than 3.50 to 1.00 is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered.

(c) Within 10 Business Days of the delivery of an Officer’s Certificate pursuant to Section 7.2(a) evidencing that the Leverage Ratio exceeds 3.50 to 1.00, the Company shall pay to each holder of a Note the amount attributable to the Incremental Interest (the “Incremental Interest Payment”) which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest) as of the first day that Incremental Interest begins to accrue, (ii) 0.50% (to reflect the Incremental Interest) and (iii) 0.25% (to reflect that the Incremental Interest is payable quarterly). The Incremental Interest Payment, if any, shall be paid quarterly by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement.

Waters Corporation	Note Purchase Agreement

Section 10.10. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of any fiscal quarter for any period of four consecutive fiscal quarters to be less than 3.50:1.00.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) (i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.5 through 10.10, inclusive, or (ii) any Guarantor defaults in the performance or compliance with any term of the Guarantee Agreement; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in this Agreement or the Guarantee Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to

Waters Corporation	Note Purchase Agreement

declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $30,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

(g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $30,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) either (i) the PBGC shall terminate any Plan that provides benefits for employees of the Company or any ERISA Affiliate and such Plan shall have an Unfunded Liability in an amount in excess of $30,000,000 at such time, (ii) Withdrawal Liability shall be assessed against the Company or any ERISA Affiliate in connection with any Multiemployer Plan (whether under Section 4203 or Section 4205 of ERISA) and such Withdrawal Liability shall be an amount in excess of $30,000,000 or (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $30,000,000 and such amount could reasonably be expected to have a Material Adverse Effect; or

Waters Corporation	Note Purchase Agreement

(k) the guarantee of any Guarantor under a Guarantee Agreement shall not be (or shall be asserted by the Company or any Guarantor not to be) valid or in full force and effect.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any Guarantee Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Waters Corporation	Note Purchase Agreement

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Guarantee Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Waters Corporation	Note Purchase Agreement

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A with respect to the Series N Notes and Exhibit 1-B with respect to the Series O Notes. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. If a transferee is relying on clauses (c), (d), (e) or (g) of Section 6.2, it shall provide the written disclosure required in such clauses to the Company at least six Business Days prior to the transfer of a Note and if the Company reasonably determines, based upon an opinion of counsel it furnishes to the transferor and the transferee not less than one Business Day prior to the proposed transfer, that the transfer could reasonably be prohibited under section 406 of ERISA, such transfer shall not be effectuated until such time, if any, as the transferee represents that it is relying on other clauses of Section 6.2 or the Company determines that the proposed transfer would not be prohibited by section 406 of ERISA.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $25,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Waters Corporation	Note Purchase Agreement

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JP Morgan Chase NA in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

Waters Corporation	Note Purchase Agreement

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guarantee Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guarantee Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guarantee Agreement or the Notes, or by reason of being a holder of any Note and (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Guarantee Agreement. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guarantee Agreement or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Guarantee Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Waters Corporation	Note Purchase Agreement

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount, if any, on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Guarantee Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or the Guarantee Agreement to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or the Guarantee Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 or the Guarantee Agreement by the holder of any Note that has transferred or has agreed to transfer such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Waters Corporation	Note Purchase Agreement

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or the Guarantee Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of any Note and no delay in exercising any rights hereunder or under any Note or Guarantee Agreement shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Guarantee Agreement or the Notes, or have directed the taking of any action provided herein or in the Guarantee Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by email notice if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid) or (d) with respect to any notice required to be provided by the Company to the Purchasers. Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of John E. Lynch, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The

Waters Corporation	Note Purchase Agreement

Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure not as a result of any violation of this Section 20 which violation was known by such Purchaser, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary not as a result of any violation of this Section 20 which violation was known by such Purchaser or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Guarantee Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Waters Corporation	Note Purchase Agreement

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day

Waters Corporation	Note Purchase Agreement

without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

(b) If the Company notify the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in applicable GAAP after the date of this Agreement (“Subsequent Changes”), any of the covenants contained in Sections 10.5 through 10.10, inclusive, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to the Company than as at the date of this Agreement, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Company and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.5 through 10.10, inclusive, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between then applicable GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) during such period.

(c) Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. For the avoidance of doubt, the Company shall include relevant reconciliations in reasonable detail between GAAP in place at the applicable time to GAAP in place (related to such treatment of leases) for the fiscal year ended December 31, 2018 with respect to the applicable covenant compliance calculations contained in each certificate of Senior Financial Officer delivered pursuant to Section 7.2(a) during such period. Notwithstanding the foregoing, in the event that the Primary Credit Agreement is amended or modified with the effect that any provision (including but not limited to the leverage covenant contained therein) shall include a lease of property of a Person as lessee as debt for purposes of such provision (notwithstanding that such lease would not have been included as debt under GAAP as in effect on December 31, 2018), then such lease shall be included as a Capital Lease under this Agreement.

Waters Corporation	Note Purchase Agreement

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Waters Corporation	Note Purchase Agreement

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9. Release of Guarantors. Notwithstanding any contrary provision herein or in the Notes or in any Guarantee Agreement, if the Company shall request the release under a Guarantee Agreement (x) of any Subsidiary to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning such Subsidiary) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement or (y) of any Subsidiary because such Subsidiary has become an Excluded Subsidiary, and, in other

Waters Corporation	Note Purchase Agreement

case, shall deliver to the holders of the Notes a certificate of a Responsible Officer to the effect that (i) such sale, other disposition or such designation of such Subsidiary as an Excluded Subsidiary will comply with the terms of this Agreement, (ii) such Subsidiary shall not be a guarantor or obligor under a Primary Credit Agreement or any note purchase agreement of the Company from time to time (“Note Purchase Agreement” together with the Primary Credit Agreement, the “Material Agreements”), and (iii) (A) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Agreement, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under the Material Agreements, (B) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (C) no amount is then due and payable under such Subsidiary Guaranty and (D) if in connection with such Subsidiary Guarantor being released and discharged under any Material Agreement any fee or other form of consideration is given to any holder of Debt under such Material Agreement for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith. In the event of any such release, for purposes of Section 10.6, all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.

*    *    *    *    *

Waters Corporation	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

WATERS CORPORATION

By:	/s/ John Lynch
Name: John Lynch
Title: Vice President and Treasurer

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

METLIFE INSURANCE K.K.

By: Metlife Investment Management, LLC, its Investment Manager

BRIGHTHOUSE LIFE INSURANCE COMPANY

By: Metlife Investment Management, LLC, its Investment Manager

SYMETRA LIFE INSURANCE COMPANY

By: Metlife Investment Management, LLC, its Investment Manager

RSUI INDEMNITY COMPANY

By: Metlife Investment Management, LLC, its Investment Manager

SWISS RE LIFE & HEALTH AMERICA INC.

By: Metlife Investment Management, LLC, its Investment Manager

By:	/s/ John Wills
	Name:	John Wills
	Title:	Authorized Signatory

Waters Corporation	Note Purchase Agreement

SWISS REINSURANCE COMPANY LIMITED

By: Metlife Investment Management Limited, as Investment Manager

By:	/s/ Annette Bannister
Name: Annette Bannister
Title: Authorised Signatory

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

LUMICO LIFE INSURANCE COMPANY

By: MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Authorized Signatory

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By: Northwestern Mutual Investment Management Company, LLC, its investment adviser

By:	/s/ Brian P. McDonald
Name: Brian P. McDonald
Title: Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY for its Group Annuity Separate Account

By:	/s/ Brian P. McDonald
Name: Brian P. McDonald
Title: Authorized Representative

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY
AMERICAN HOME ASSURANCE COMPANY
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

By: AIG Asset Management (U.S.), LLC, as Investment Adviser

By:	/s/ Jason Young
Name: Jason Young
Title: Managing Director

AMERICAN INTERNATIONAL GROUP UK LIMITED, acting by its investment adviser, AIG Asset Management (Europe) Limited, acting by its agent, AIG Asset Management (U.S.), LLC

By:	/s/ Jason Young
Name: Jason Young
Title: Managing Director

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Barings LLC as Investment Adviser

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

CIGNA 401(K) PLAN TRUST

By: Barings LLC as Investment Adviser

By:	/s/ James Moore
Name: James Moore
Title: Managing Director

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By:	/s/ Frank LaTorraca
Name: Frank LaTorraca
Title: Managing Director

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser

By: Apollo Capital Management, L.P., its sub adviser

By: Apollo Capital Management GP, LLC, its General Partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Clara Fagan
Name: Clara Fagan
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: NYL Investors LLC, its Investment Manager

By:	/s/ Clara Fagan
Name: Clara Fagan
Title: Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: NYL Investors LLC, its Investment Manager

By:	/s/ Clara Fagan
Name: Clara Fagan
Title: Senior Director

Waters Corporation	Note Purchase Agreement

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By: New York Life Insurance Company, its attorney-in-fact

By:	/s/ Clara Fagan
Name: Clara Fagan
Title: Corporate Vice President

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., as investment manager

By:	/s/ Kamau Hixon
Name: Kamau Hixon
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Kamau Hixon
Name: Kamau Hixon
Title: Second Vice President

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD FIRE INSURANCE COMPANY
NAVIGATORS INSURANCE COMPANY

By: Hartford Investment Management Company, their investment manager

By:	/s/ John R. Knox
Name: John R. Knox
Title: Senior Vice President

THE HARTFORD RETIREMENT PLAN TRUST FOR U.S. EMPLOYEES

By: Hartford Investment Management Company, their investment manager

By:	/s/ John R. Knox
Name: John R. Knox
Title: Senior Vice President

KANSAS CITY LIFE INSURANCE COMPANY

By: Hartford Investment Management Company, their investment manager

By:	/s/ John R. Knox
Name: John R. Knox
Title: Senior Vice President

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: Allianz Global Investors U.S. LLC As the authorized signatory and investment manager

By:	/s/ Lawrence Halliday
Name: Lawrence Halliday
Title: Managing Director

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Martin Rosacker
Name: Martin Rosacker
Title: Managing Director

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: VP, Fixed Income Securities

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Head of Private Placements

Waters Corporation	Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date hereof.

CMFG LIFE INSURANCE COMPANY

By: MEMBERS Capital Advisors, Inc. acting as Investment Advisor

By:	/s/ Stan J. Van Aartsen
Name: Stan J. Van Aartsen
Title: Managing Director, Investments

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended and all other laws, rules, and regulations applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Attributable Debt” means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Boston Massachusetts are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFC Holdco” means a Subsidiary that has no material assets other than equity interests in one or more CFCs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Waters Corporation, a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.2.

SCHEDULE B

(to Note Purchase Agreement)

“Confidential Information” is defined in Section 20.

“Consolidated Debt” means all Debt of the Company and the Subsidiaries, determined on a consolidated basis.

“Consolidated EBITDA” means, for any period, the consolidated net income (loss) of the Company and the Subsidiaries for such period plus, to the extent deducted in computing such consolidated net income for such period, the sum (without duplication) of (a) Consolidated Interest Expense, (b) consolidated income tax expense, (c) depreciation and amortization expense, (d) stock-based employee compensation expense related to any grant of stock options or restricted stock to the extent deducted from such consolidated net income for such period pursuant to Financial Accounting Standards Board Accounting Standards Codification No. 718 (Compensation - Stock Compensation), as amended, or any successor standard or rule, and (e) extraordinary or non-recurring noncash expenses or losses, minus, to the extent added in computing such consolidated net income for such period, extraordinary gains, all determined on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding deferred financing fees.

“Consolidated Net Tangible Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.

“Consolidated Total Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Controlled Affiliate” means any Subsidiary and any other Affiliate which is controlled by the Company.

“Debt” means, with respect to any Person and without duplication, all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (but excluding earnouts and other contingent acquisition consideration related to property or the acquisition of a business as a going concern, in each case, from an entity not affiliated with such Person, (i) that individually or in the aggregate is not in excess of 50% of Consolidated EBITDA for the most recently ended four consecutive fiscal quarters and (ii) that is not past due for more than ninety (90) days after the date on which such consideration was earned, provided that, the foregoing exclusion shall only be applicable if the same exclusion is permitted under the Primary Credit Agreement), all accrued or contingent obligations in respect of letters of credit, all capitalized lease obligations, all indebtedness of others secured by assets of the Company or a Subsidiary, all Guaranties of Debt of others (but excluding guarantees issued for customer advance payments) and all obligations under Hedging Agreements. For the avoidance of doubt, “Debt” shall not include (i) pension liabilities under any employee pension benefit plan and (ii) tender bid bonds, customer performance guarantees and similar suretyship obligations issued in the ordinary course of business that are not letters of credit and which, in each case, do not constitute a Guaranty of any Debt of others.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A., in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Domestic Subsidiary” means any Subsidiary that is incorporated under the laws of the United States or its territories or possessions.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to make minimum required contributions (as defined in Section 430 of the Code and Section 303 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any member of an ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any member of the ERISA Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the receipt by the Company or any member of the ERISA Group of any notice, or the receipt by any Multiemployer Plan from the Company or any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“ERISA Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excluded Subsidiary” means at any time (a) any Foreign Subsidiary, (b) any subsidiary of a Foreign Subsidiary (c) any Domestic Subsidiary that is a disregarded entity for United States Federal income tax purposes substantially all of the assets of which consist of equity interests in one or more Foreign Subsidiaries, (d) any Subsidiary that is prohibited or restricted by applicable law from providing a Guaranty or if such Guaranty would require governmental (including regulatory) consent, approval, license or authorization, (e) any special purpose securitization vehicle (or similar entity), (f) any Subsidiary that is not-for-profit organization, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Required Holders (confirmed in writing by notice to the Company), the cost or other consequences (including adverse tax consequences) of providing the Guarantee Agreement shall be excessive in view of the benefits to be obtained by the holders of Notes therefrom, (h) any other Subsidiaries acquired or organized after the date of Closing that, together with their own subsidiaries on a combined consolidated basis, shall not, individually or in the aggregate for all such Subsidiaries under this clause (h), have accounted for more than 5% of Consolidated Total Assets or more than 5% of the consolidated total revenues of the Company and the Subsidiaries at the end of, or for the period of four fiscal quarters ended with, the most recent fiscal quarter of the Company for which financial statements shall have been delivered pursuant to Section 7.1(a) or (b) (or, prior to the delivery of any such financial statements, at the end of or for the period of four fiscal quarters ended December 31, 2020), and (i) any CFC Holdco.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not incorporated under the laws of the United States or its territories or possessions.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee Agreement” means a Subsidiary Guarantee Agreement substantially in the form of Exhibit B, and all supplements thereto made by the Guarantors for the benefit of the holders of the Notes from time to time.

“Guarantee Requirement” means, at any time, that the Guarantee Agreement (or a supplement referred to in Section 16 thereof) shall have been executed by each Subsidiary (other than any Excluded Subsidiary) existing at such time, shall have been delivered to the holders of the Notes and shall be in full force and effect; provided, however, that (a) in the case of a Subsidiary that becomes subject to the Guarantee Requirement after the date of Closing, the Guarantee Requirement shall be satisfied with respect to such Subsidiary if a supplement to the Guarantee Agreement is executed by such Subsidiary, delivered to the holders of the Notes and in full force and effect no later than (i) 30 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement (or such later date as is permitted in the Primary Credit Agreement except that such later date shall in no event be more than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement) or (ii) such other date as the Required Holders may reasonably determine, but in any case no later than 60 days after the date on which such Subsidiary becomes subject to the Guarantee Requirement and (b) a Guarantor shall automatically be released from its obligations under the Guarantee Agreement (including any supplement referred to in Section 16 thereof) and no longer be subject to the Guarantee Requirement in the event that the Company complies with the requirements of Section 22.9 and delivers a written notice to the holders of the Notes certifying that such Guarantor is an Excluded Subsidiary.

“Guarantors” means each Person listed on Schedule C and each other Person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such Person; provided, however, that a Guarantor shall cease to be a Guarantor in the event such Person is released from its obligations under the Guarantee Agreement (including any supplement referred to in Section 16 thereof) as provided in clause (b) of the proviso of the definition of “Guarantee Requirement” or as provided in Section 6 of the Guarantee Agreement.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement. The “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intangible Assets” means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Leverage Ratio” means, at any time, the ratio of (a) Consolidated Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time; provided, that in the event any Material Acquisition shall have been completed during such period of four consecutive fiscal quarters, the Leverage Ratio shall be computed giving pro forma effect to such Material Acquisition as if it had been completed at the beginning of such period.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Make-Whole Amount” is defined in Section 8.6.

“Margin Stock” has the meaning ascribed to such term in Regulation U issued by the Board.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” means (a) the acquisition by the Company or a Subsidiary of assets of or an interest in another Person or (b) the merger or consolidation of the Company with another corporation; provided that, in each case, the aggregate consideration therefor involves cash in the amount of $400,000,000 or more.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“Material Subsidiary” means each Subsidiary of the Company, other than Subsidiaries designated by the Company from time to time that in the aggregate do not account for more than 15% of the consolidated revenues of the Company and its Subsidiaries for the period of four fiscal quarters most recently ended or more than 15% of the consolidated assets of the Company and its Subsidiaries at the end of such period.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Obligor” means the Company or any Guarantor.

“Obligors” means the Company and each Guarantor.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or the relevant Guarantor, as the case may be, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum standards under Section 412 of the Internal Revenue Code (other than a Multiemployer Plan) and is either (a) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Presentation” is defined in Section 5.3.

“Primary Credit Agreement” means the Credit Agreement of the Company dated November 30, 2017 with JP Morgan Chase Bank N.A., as Administrative Agent, among others as amended as of February 12, 2019 and, as further amended, modified, supplemented, restated, refinanced or replaced from time to time; it being understood that in the event that any refinancing or replacement of the Primary Credit Agreement consists of multiple facilities, (i) all such facilities with an aggregate commitment amount in excess of $150,000,000 (or its equivalent) shall constitute the Primary Credit Agreement and (ii) if there is no such facility which has an aggregate commitment amount in excess of $150,000,000, then the facility with the largest commitment amount shall constitute the Primary Credit Agreement.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company (or the relevant Guarantor as the case may be) with responsibility for the administration of the relevant portion of this Agreement (or the Guarantee Agreement, as the case may be).

“Sale and Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary, directly or indirectly, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of Sanctions that are applicable to transactions with such country or Person operating, organized or resident therein generally, and not merely to transactions with specifically designated Persons or industries therein (at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Asset Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized, located or resident in a Sanctioned Country or (c) any Person known to the Company to be controlled by any Person or Persons described in the foregoing clauses (a) and (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series N Notes” is defined in Section 1.

“Series O Notes” is defined in Section 1.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Treasury Stock” means capital stock of the Company that is owned by the Company and held in treasury.

“Unfunded Liabilities” means, (a) in the case of a single-employer Plan which is covered by Title IV of ERISA, the amount, if any, by which the present value of all accumulated benefit obligations accrued to the date of determination under such Plan exceeds the fair market value of all assets of such Plan allocable to such benefits as of such date calculated in accordance with GAAP and based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87, as amended, or any successor standard, and (b) in the case of a Multiemployer Plan, the Withdrawal Liability of the Company and the Subsidiaries calculated as set forth in Title IV of ERISA.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“US Corporation” means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

GUARANTORS AS OF DATE OF CLOSING

1	Waters Technologies Corporation, a Delaware Corporation

2	TA Instruments—Waters L.L.C., a Delaware limited liability company

3	Waters Asia Limited a Delaware corporation

4	Environmental Resource Associates, Inc., a Colorado corporation

SCHEDULE C

(to Note Purchase Agreement)

[FORM OF SERIES N NOTE]

WATERS CORPORATION

1.68% SENIOR GUARANTEED NOTE, SERIES N, DUE MARCH 2, 2026

No. RN-[_____]	[Date]
$[_______]	PPN 941848 F@7

FOR VALUE RECEIVED, the undersigned, WATERS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on March 2, 2026, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 1.68% per annum from the date hereof, payable semiannually, on the 2nd day of March and September in each year, commencing September 2, 2021, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 3.68% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Series N Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Series N Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated March 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series N Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series N Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The payment and performance of this Series N Note by the Company and the payment and performance of the obligations of the Company under the Note Purchase Agreement are guaranteed by the Guarantors pursuant to the Guarantee Agreements, including any supplements, amendments or modifications thereto.

EXHIBIT 1-B

(to Note Purchase Agreement)

This Series N Note is a registered Series N Note and, as provided in the Note Purchase Agreement, upon surrender of this Series N Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series N Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series N Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series N Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series N Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series N Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Series N Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WATERS CORPORATION

By
[Title]

I-A-2

[FORM OF SERIES O NOTE]

WATERS CORPORATION

2.25% SENIOR GUARANTEED NOTE, SERIES O, DUE MARCH 3, 2031

No. RO-[_____]	[Date]
$[_______]	PPN 941848 F#5

FOR VALUE RECEIVED, the undersigned, WATERS CORPORATION (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on March 3, 2031, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.25% per annum from the date hereof, payable semiannually, on the 2nd day of March and September in each year, commencing September 2, 2021, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 4.25% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Series O Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Series O Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated March 2, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series O Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series O Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The payment and performance of this Series O Note by the Company and the payment and performance of the obligations of the Company under the Note Purchase Agreement are guaranteed by the Guarantors pursuant to the Guarantee Agreements, including any supplements, amendments or modifications thereto.

EXHIBIT 1-B

(to Note Purchase Agreement)

This Series O Note is a registered Series O Note and, as provided in the Note Purchase Agreement, upon surrender of this Series O Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series O Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series O Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series O Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series O Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series O Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Series O Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WATERS CORPORATION

By
[Title]

I-B-2

FORM OF

GUARANTEE AGREEMENT

[SEE ATTACHED]

EXHIBIT B

(to Note Purchase Agreement)

SUBSIDIARY GUARANTEE AGREEMENT

SUBSIDIARY GUARANTEE AGREEMENT (this “Agreement”) dated as of March 2, 2021, by each of the subsidiaries of WATERS CORPORATION, a Delaware corporation (the “Company”), listed on Schedule I hereto or becoming a party hereto as provided in Section 16 (the “Subsidiary Guarantors”), for the benefit of the Holders of Notes (as defined below).

Reference is made to the Note Purchase Agreement dated March 2, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company and each of the purchasers named on Schedule A thereto (the “Purchasers”; the Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), from time to time party thereto, the “Holders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.

The Purchasers have agreed to purchase from the Company (i) $100,000,000 aggregate principal amount of its 1.68% Senior Guaranteed Notes, Series N, due March 2, 2026 (the “Series N Notes”) and (ii) $400,000,000 aggregate principal amount of its 2.25% Senior Guaranteed Notes, Series O, due March 3, 2031 (the “Series O Notes” and, together with the Series N Notes, the “Notes”), pursuant to, and upon the terms and subject to the conditions specified in, the Note Purchase Agreement. Each of the Subsidiary Guarantors acknowledges that it will derive substantial benefit from the sale of the Notes to the Purchasers. The obligations of the Purchasers to purchase the Notes are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of this Subsidiary Guarantee Agreement. In order to induce the Purchasers to purchase the Notes, the Subsidiary Guarantors are willing to execute this Agreement.

Accordingly, the parties hereto agree as follows:

SECTION 1. GUARANTEE.

Each Subsidiary Guarantor unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of (a) the principal of and Make-Whole Amount, if any, and other premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes issued by the Company, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) each payment required to be made by the Company under the terms of the Notes and the Note Purchase Agreement, and (c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company and the Subsidiary Guarantors under the Note Purchase Agreement, Notes and this Agreement (the obligations referred to in the preceding clauses (a), (b), and (c) being collectively called the “Obligations”). Each Subsidiary Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

I-C-2

Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any Subsidiary Guarantor under the provisions of the Note Purchase Agreement, the Notes, this Agreement or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of the Note Purchase Agreement, the Notes, this Agreement or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of any Subsidiary Guarantor to subrogation.

Each Subsidiary Guarantor further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Holder to any balance of any deposit account or credit on the books of any Holder in favor of the Company or any other Person.

The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations (including lack of due authorization or execution of the Note Purchase Agreement, the Notes, this Agreement or any other instrument or agreement), any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Note Purchase Agreement or any other instrument or agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or that would otherwise operate as a discharge of each Subsidiary Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations).

Each Subsidiary Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder may have at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by any Holder, forthwith pay, or cause to be paid, to the applicable Holders in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. Each Subsidiary Guarantor further agrees that if payment in respect of any Obligation shall be due in a currency other than U.S. Dollars and/or at a place of payment other than New York and if, by reason of any change in law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Holder, not consistent with the protection of its rights or interests, then, at the election of the Required Holders, such Subsidiary Guarantor shall make payment of such Obligation in U.S. Dollars (based upon the applicable exchange rate in effect on the date of payment) and/or in New York, and shall indemnify each Holder against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

I-C-3

Upon payment by any Subsidiary Guarantor of any sums as provided above, all rights of such Subsidiary Guarantor against the Company arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Company to the Holders.

Nothing shall discharge or satisfy the liability of any Subsidiary Guarantor hereunder except the full performance and payment of the Obligations.

SECTION 2. DEFENSES OF THE COMPANY WAIVED.

To the fullest extent permitted by applicable law, each of the Subsidiary Guarantors waives any defense based on or arising out of any defense of the Company or any other Subsidiary Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Subsidiary Guarantor, other than the final payment in full in cash of the Obligations. The Holders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company, any Subsidiary Guarantor or any other guarantor or exercise any other right or remedy available to them against the Company, any Subsidiary Guarantor or any other guarantor, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Subsidiary Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Company or any other Subsidiary Guarantor or guarantor, as the case may be, or any security.

SECTION 3. SUBORDINATION.

Upon payment by any Subsidiary Guarantor of any sums as provided herein, all rights of such Subsidiary Guarantor against the Company arising as a result thereof by way of indemnity, contribution or subrogation or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. The subordination effected by this Section 3 shall prohibit (i) any exercise of a set-off in respect of the subordinated obligations, (ii) the commencement of any action seeking to enforce the subordinated obligations and (iii) the assignment of subordinated obligations. Any Subsidiary Guarantor receiving any payment in respect of a subordinated obligation in violation of this Section 3 shall be deemed to have received such payment in trust for the benefit of the Holders and immediately turn over such amount to the Holders for application in respect of the Obligations.

I-C-4

SECTION 4. INFORMATION.

Each of the Subsidiary Guarantors assumes all responsibility for being and keeping itself informed of the Company’s and the other Subsidiary Guarantors’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Holders will have any duty to advise any of the Subsidiary Guarantors of information known to it or any of them regarding such circumstances or risks.

SECTION 5. REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

Each Subsidiary Guarantor represents and warrants to each Holder that:

(a) Such Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Company and its subsidiaries, taken as a whole, or (2) the ability of such Subsidiary Guarantor to perform its obligations under this Agreement, or (3) the validity or enforceability of this Agreement. Such Subsidiary Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(b) This Agreement has been duly authorized by all necessary action on the part of such Subsidiary Guarantor, and this Agreement constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Subsidiary Guarantor of this Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Subsidiary Guarantor or any of its subsidiaries is bound or by which such Subsidiary Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Subsidiary Guarantor or any of its subsidiaries.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Agreement.

I-C-5

(e) Without in any way limiting the generality of the warranties and representations contained in Section 5 of the Note Purchase Agreement, each of such warranties and representations is, insofar as it refers to any Subsidiary, true and correct with respect to the Subsidiary Guarantor.

Each Subsidiary Guarantor will comply with each of the provisions of Section 9 and Section 10 of the Note Purchase Agreement, and each other covenant and agreement contained therein, that is applicable to any Subsidiary generally.

SECTION 6. TERMINATION.

The guarantees made hereunder (a) shall, subject to clause (b) below, terminate when all the Obligations have been indefeasibly paid in full in cash and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or any Subsidiary Guarantor upon the bankruptcy or reorganization of the Company, any Subsidiary Guarantor or otherwise. The guarantee hereunder of any Subsidiary Guarantor shall be automatically released if all the capital stock of such Subsidiary Guarantor owned by the Company or any Subsidiary shall be sold in a transaction not prohibited by the terms of the Note Purchase Agreement.

SECTION 7. LIMITATION OF LIABILITY.

Each Subsidiary Guarantor hereby confirms that it is the intention of such Subsidiary Guarantor that the guarantee by such Subsidiary Guarantor pursuant to this Agreement not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar applicable Federal or state law (all such statutes and laws are collectively referred to as “Fraudulent Conveyance Laws”). To effectuate the foregoing intention, each Subsidiary Guarantor hereby irrevocably agrees that the obligations of such Subsidiary Guarantor under this Agreement shall be limited to the amount as will, after giving effect to all rights to receive any collections from or payments by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor pursuant to Section 7 hereof, result in the obligations of such Subsidiary Guarantor under this Agreement not constituting such a fraudulent transfer or conveyance. In the event that the liability of any Subsidiary Guarantor hereunder is limited pursuant to this Section 7 to an amount that is less than the total amount of the Obligations, then it is understood and agreed that the portion of the Obligations for which such Subsidiary Guarantor is liable hereunder shall be the last portion of the Obligations to be repaid.

SECTION 8. BINDING AGREEMENT; ASSIGNMENTS.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Subsidiary Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Holders and thereafter shall be binding upon such Subsidiary Guarantor and its successors and assigns, and shall inure to the benefit of the Holders, and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein, and any such attempted assignment shall be void. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

I-C-6

SECTION 9. WAIVERS; AMENDMENT.

(a) No failure or delay of any Holder in exercising any power or light hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of any Holder hereunder or under the Note Purchase Agreement, the Notes or this Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Subsidiary Guarantors to which such waiver, amendment or modification relates and the Required Holders.

SECTION 10. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. NOTICES.

All communications and notices hereunder shall be in writing and given as provided in Section 18 of the Note Purchase Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the Company.

SECTION 12. SURVIVAL OF AGREEMENT; SEVERABILITY.

(a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Purchasers and shall survive the purchasing of the Notes by the Purchasers, regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any other fee or amount payable under the Note Purchase Agreement, the Notes or this Agreement is outstanding and unpaid.

(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

I-C-7

SECTION 13. COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 8. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 14. JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Holder may otherwise have to bring any action or proceeding relating to this Agreement against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

(b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 15. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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SECTION 16. ADDITIONAL SUBSIDIARY GUARANTORS.

Pursuant to Section 9.5 of the Note Purchase Agreement, certain additional Subsidiaries may be required under the terms of the Note Purchase Agreement from time to time to enter into this Agreement as Subsidiary Guarantors. Upon execution and delivery by a Subsidiary of an instrument in the form of Annex I, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

SECTION 17. RIGHT OF SETOFF.

If an Event of Default shall have occurred and be continuing, each of the Holders is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Person to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement held by such Person, irrespective of whether or not such Person shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Person under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

SECTION 18. CONVERSION OF CURRENCIES.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Subsidiary Guarantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Holder”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Holder of any sum adjudged to be so due in the Judgment Currency, the Applicable Holder may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Holder in the Agreement Currency, such Subsidiary Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Holder against such loss. The obligations of the Subsidiary Guarantors contained in this Section 18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WATERS TECHNOLOGIES CORPORATION

By
Name: John Lynch
Title: Vice President and Treasurer

TA INSTRUMENTS – WATERS L.L.C.
By:	Waters Technologies Corporation, its Managing Member

By
Name: John Lynch
Title: Vice President and Treasurer

WATERS ASIA LIMITED

By
Name: John Lynch
Title: Treasurer

I-C-10

ENVIRONMENTAL RESOURCE ASSOCIATES, INC.

By
Name: Keeley Aleman
Title: Secretary

I-C-11

SUPPLEMENT NO. __

SUPPLEMENT NO. __ (“Supplement”) dated as of __________, to the SUBSIDIARY GUARANTEE AGREEMENT dated as of March 2, 2021 (the “Subsidiary Guarantee Agreement”), by each of the subsidiaries of WATERS CORPORATION, a Delaware corporation (the “Company”), listed on Schedule I hereto or becoming a party hereto as provided in Section 16 (the “Subsidiary Guarantors”), for the benefit of the Holders (as defined below).

A. Reference is made to the Note Purchase Agreement dated March 2, 2021 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among the Company and the Purchasers named on Schedule A thereto (the “Purchasers”); the Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), from time to time party thereto (the “Holders”).

B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Subsidiary Guarantee Agreement and the Note Purchase Agreement.

C. The Subsidiary Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Purchasers to purchase the Notes. The undersigned Subsidiary of the Company (the “New Subsidiary Guarantor”) is executing this Supplement in accordance with the requirements of the Note Purchase Agreement to become a Subsidiary Guarantor under the Subsidiary Guarantee Agreement and as consideration for Notes previously purchased.

Accordingly, the New Subsidiary Guarantor agrees as follows:

Section 1. In accordance with Section 16 of the Subsidiary Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Subsidiary Guarantor” in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

Section 2. The New Subsidiary Guarantor represents and warrants to the Holders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Holders shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Holders. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

I-C-12

Section 4. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Subsidiary Guarantee Agreement.

Section 8. The New Subsidiary Guarantor agrees to reimburse the Holders for their reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Holders.

IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Holders have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

I-C-13